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                                                                     Exhibit 4.1

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                                     ALLTECH
                                  INTERNATIONAL
                                  HOLDINGS, INC.        CUSIP NO. 02003Q 10 5


            AUTHORIZED COMMON STOCK: 20,000,000   PAR VALUE: $0,071


THIS CERTIFIES THAT


IS THE RECORD HOLDER OF


        -- Shares of ALLTECH INTERNATIONAL HOLDINGS, INC. Common Stock --

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

    Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers

Dated:

/s/ Geoffry Matlin                            /s/ Richard Kurtz
---------------------------        [SEAL]       --------------------------------
                  SECRETARY                                            PRESIDENT

 COUNTERSIGNED
  AMERICAN REGISTRAR & TRANSFER CO.
  P.O. Box 1798, Salt Lake City, Utah 84110

By ______________________
     Registrar- Authorized Signature

NOTICE: BY ACCEPTING DELIVERY OF THIS CERTIFICATE THE RECORD HOLDER AND ANY ASSIGNEE(S) ACCEPT AND AGREE TO THE CONDITIONS UNDER NOTICE ON THE REVERSE


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              For Value Received, ________ hereby sell, assign and transfer unto

   PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE
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   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OR ASSIGNEE)

________________________________________________________________________________


________________________________________________________________________________


__________________________________________________________________________Shares

of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

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to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _________________       --------------------------------------------------

                                                  (SIGNATURE)

                              --------------------------------------------------

                                                  (SIGNATURE)
                              --------------------------------------------------
                              SIGNATURE(S) GUARANTEED BY








                              --------------------------------------------------

     NOTICE: By accepting delivery of this certificate the record holder and any assignee(s) accept and agree to the following

     (1) To entitle anyone presenting this certificate to the transfer agent to have the shares it represents transferred, an endorsement in respect thereof MUST correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever

     (2) All signatures constituting or which are part of an endorsement in respect of the shares represented by this certificate MUST be guaranteed by an eligible guarantor institution (banks, stockbrokers) with membership in an approved signature guarantee program (e.g. "MEDALLION", "STAMP"). pursuant to SEC RULE 17 Ad-15

     (3) The following abbreviations when used in the registration on the front of this certificate shall be construed as though they were written out in full according to applicable laws or regulations

       TEN COM - as tenants in common               ___CFBO ____UGMA/ST - Custodian for the benefit of
       TEN ENT - as tenants by the entireliss                  or UTMA/ST minor under uniform grtis (or
       JT TEN  - as joint tenants with right of                           transfers) to monor act/state
                 survivorship and not as tenants
                 in common

                      Additional abbreviations may also be used though not in the above list

     (4) Transfer fee(s) are and other fees may be applicable to any request for transfer or exchange of this certificate - check with transfer agent before submitting

     (5) In all cases where this certificate is presented or delivered to the transfer agent, it or the resultant newly issued certificate(s) will be returned or delivered by 1st class mail unless other arrangements satisfactory to the transfer agent (e.g. provision of a prepaid courier airbill or payment of sufficient additional cash) are made in advance for delivery by some other means, and the risk of lost of any certificate(s) in the mails and expense (premium for an open penalty indemnity bond and agent's replacement fees) of obtaining a replacement certificate(s) shall be on and borne by the person delivering this certificate to the agent